Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to Registration Statement on Form F- 1 (No. 333-235275) of Huahui Education Group Limited of our report dated April 30, 2021 for financial year then ended as of December 2020 and 2019, relating to the financial statements which appears in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Pan-China Singapore PAC

Singapore

November 3, 2022